UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2026

Datavault AI Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square, 2005 Market Street, Suite 2400, Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

(408) 627-4716

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DVLT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 29, 2026, Datavault AI Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with EOS Technology Holdings Inc. (f/k/a Data Vault Holdings Inc.) (“EOS Holdings”) relating to that certain Earnout Agreement, dated as of December 31, 2024 (the “Earnout Agreement”), by and between the Company and EOS Holdings.

Pursuant to the Letter Agreement, EOS Holdings may elect, in its sole discretion, to receive all or any portion of any earnout payment payable under the Earnout Agreement in shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in lieu of the cash payment provided for in the Earnout Agreement. Each election must be made by delivery of an irrevocable written notice of election no later than two business days following the date on which the earnout payment becomes final and binding in accordance with the Earnout Agreement.

The number of shares of Common Stock issuable pursuant to an election will equal the applicable portion of the earnout payment elected to be received in shares divided by the volume-weighted average price of the Common Stock for the five consecutive trading days ending on the trading day immediately preceding the applicable payment due date, rounded up to the nearest whole share. Notwithstanding the foregoing, the applicable price for shares of Common Stock issued in respect of the earnout period ended December 31, 2025 is $0.61 per share.

The aggregate number of shares of Common Stock issuable pursuant to the Letter Agreement is subject to a cap equal to 19.99% of the total number of shares of Common Stock outstanding as of the date of the Letter Agreement (the “Exchange Cap”), unless stockholder approval is obtained or another exception under applicable Nasdaq rules is satisfied. To the extent an issuance would exceed such cap, the excess portion of the applicable earnout payment will be paid in cash.

Following the date on which the number of shares of Common Stock issued under the Letter Agreement equals the Exchange Cap, or on which any notice of election with respect to any shares of Common Stock that cannot be issued as a result of the Exchange Cap is withdrawn as to such shares in accordance with the Letter Agreement, EOS Holdings will have the right to demand, once per consecutive 12-month period until such stockholder approval is obtained, that the Company use commercially reasonable efforts to obtain stockholder approval under the applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”) at the following regularly scheduled annual meeting of the Company’s stockholders in order to increase the Exchange Cap by an amount agreed to in good faith by the Company and EOS Holdings.

The Company agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) covering the resale of the shares of Common Stock actually issued in respect of each earnout period under the Earnout Agreement, pursuant to the applicable notice of election, no later than 14 calendar days following the date of the applicable closing. If the applicable registration statement is not declared effective within 90 calendar days following the issuance of the relevant shares, or otherwise does not permit their resale as contemplated by the Letter Agreement, EOS Holdings may require the applicable shares of Common Stock to be surrendered and cancelled and the corresponding earnout amount to be paid in cash, subject to the terms of the Letter Agreement. In addition, the Letter Agreement provides that in no event will the Company be obligated thereunder to prepare or file with the SEC more than two such registration statements during any consecutive 12-month period.

Nathaniel Bradley, the Company’s Chief Executive Officer and a member of its board of directors, is also the Chief Executive Officer and sole director of EOS Holdings. Because Mr. Bradley serves as an officer and director of EOS Holdings, changes in his reported indirect beneficial ownership resulting from distributions by EOS Holdings may be reflected in future filings under Section 16 of the Exchange Act. Such changes may occur as a result of pro rata distributions by EOS Holdings rather than discretionary market sales by Mr. Bradley.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The shares of Common Stock issuable pursuant to the Letter Agreement will be issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The shares of Common Stock issued and issuable pursuant to the Letter Agreement have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Letter Agreement, dated as of July 29, 2026, by and between Datavault AI Inc. and EOS Technology Holdings Inc.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2026	DATAVAULT AI INC.

	By:	/s/ Brett Moyer
		Name:	Brett Moyer
		Title:	Chief Executive Officer